UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________

FORM 8-K/A
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  September 17, 2009

CHINACAST EDUCATION CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33771	20-178991
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 3316, 33/F, One IFC, 1 Harbour View Street, Central, Hong Kong
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (852) 2811-2389

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

 ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

As previously reported in the Company’s Form 8-K dated September 17, 2009, ChinaCast Education Corporation (the “Company”) closed a $19.9 million direct investment by the former minority shareholders of The Foreign Trade and Business College of Chongqing Normal University in the Company, pursuant to which such shareholders purchased approximately 2.6 million restricted shares of common stock of the Company.  The Company and the investors executed a Share Purchase Agreement dated as of September 18, 2009 with respect to this investment. A copy of the Share Purchase Agreement is filed herewith as Exhibit 10.1.

Item 9.01  Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Share Purchase Agreement dated as of September 18, 2009 by and among Chinacast Education Corporation and the investors named therein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 21, 2009	CHINACAST EDUCATION CORPORATION

	By:	/s/ Antonio Sena
Name: Antonio Sena
Title: Chief Financial Officer

Exhibit Index

Exhibit No.	Description

10.1	Share Purchase Agreement dated as of September 18, 2009 by and among Chinacast Education Corporation and the investors named therein